                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                            THE INTERLAKE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                 36-3428543
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. employer identification no.)

                550 Warrenville Road, Lisle, Illinois 60532-4387
             ------------------------------------------------------
                    (Address of principal executive offices)


If this form relates to the registration of a class of                If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange                  securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction                  Act and is effective pursuant to General Instruction
A.(c), please check the following box.[X]                             A.(d), please check the following box.[ ]

Securities Act registration statement file number to which this form relates: N/A
        -----

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------

Rights to Purchase Preferred Shares               Chicago Stock Exchange
-----------------------------------               ----------------------


Securities Act registration to be registered pursuant to Section 12(g) of the
Act:

                                       N/A
                            -------------------------
                                (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          On December 4, 1998, the Directors of The Interlake Corporation (the "Company") approved an Amendment (the "Amendment"), dated as of December 5, 1998, to the Rights Agreement, dated as of January 26, 1989, as amended (the "Rights Agreement"), by and between the Company and The First National Bank of Chicago, as Rights Agent. The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 5, 1998, by and among GKN plc, a United Kingdom corporation, GKN North America Manufacturing, Incorporated, a Delaware corporation, GKN North America Manufacturing, Inc., a Delaware corporation, and The Interlake Corporation, a Delaware corporation, and provides that the Rights Agreement will expire on the earliest of (1) June 30, 1999, (2) the time at which the Rights are redeemed pursuant to the Rights Agreement, and (3) the Effective Time (as defined in the Merger Agreement).

          The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement are available free of charge from the Company.



ITEM 2. EXHIBITS.


Number              Description
------              -----------


  4.1 Amendment, dated as of December 5, 1998, to the Rights Agreement, dated as of January 26, 1989, as amended, by and between the Company and The First National Bank of Chicago.

 99.1               Press Release, dated December 7, 1998.

                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 THE INTERLAKE CORPORATION



                                 By:  /s/  Stephen R. Smith
                                      ------------------------------------------
                                      Name:  Stephen R. Smith
                                      Title: Vice President, Secretary
                                             and General Counsel



Date:  December 9, 1998

                                  EXHIBIT INDEX
                                  -------------



Exhibit Number           Description
--------------           -----------



  4.1                    Amendment, dated as of December 5, 1998, to the Rights
                         Agreement, dated as of January 26, 1989, as amended, by and between the Company and The First National Bank of Chicago.

 99.1                    Press Release, dated December 7, 1998.